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                                                                Exhibit 10-1

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


                  This Amendment No. 1 (the "Amendment") dated as of June 30, 1998 to Loan and Security Agreement by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender"), Lexington Precision Corporation ("LPC").

                  WHEREAS, Lender and LPC are parties to a Loan and Security Agreement dated as of March 19, 1997, including Rider A thereto (the "Agreement").

                  WHEREAS, LPC and Lender desire to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Agreement.

                  2. The definition of Cash Flow Coverage Ratio in Section 1 of Rider A to the agreement is hereby amended in its entirety to read as follows:

                  "CASH FLOW COVERAGE RATIO": with respect to Debtor shall mean at any time, the sum of Debtor's net income, depreciation and amortization less its dividends divided by the current portion of its long term debt excluding its 12.75% senior subordinated notes due February 1, 2000 in the original principal amount of $31,720,125.00, the 14% junior subordinated notes of LPC due May 1, 2000, in the original principal amount of $346,666.67, the 14% junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of $1,000,000.00, the 10.5% senior unsecured note of LPC due February 1, 2000, in the original principal amount of $7,500,000.00, and the 12% mortgage note of Lexington Components, Inc. (a wholly-owned subsidiary of Lexington Precision Corporation) ("LCI") due January 31, 2000, in the original principal amount of $1,370,015.65; PROVIDED, that for the purposes of this calculation the Debtor's results of operations for any four consecutive fiscal quarters shall exclude any write-down or write-off of assets (whether tangible or intangible) of any manufacturing facility or business unit of the Debtor which is recorded by Debtor as a result of the restructuring, relocation, shut-down or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.

                  3. The definition of Working Capital in Section 1 of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  "WORKING CAPITAL": shall mean and include, at any time, the amount, if any, by which (i) the aggregate net book value of all assets of Debtor which would, in accordance with generally accepted accounting principles, consistently applied, be classified as current assets at any time, exceeds (ii) all indebtedness of Debtor which would, in accordance

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                  with generally accepted accounting principles, consistently applied, be classified as current liabilities at such time; PROVIDED, that in computing Working Capital hereunder, the obligations of Debtor to CIT, the obligations of Debtor to Congress and Bank One, Akron NA, the 12.75% senior subordinated notes of LPC due February 1, 2000, in the original principal amount of $31,720,125.00, the 14% junior subordinated notes of LPC due May 1, 2000, in the original principal amount of $346,666.67, the 14% junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of $1,000,000.00, the 10.5% senior unsecured note of LPC due February 1, 2000, in the original principal amount of $7,500,000.00, and the 12% mortgage note of LCI due January 31, 2000, in the original principal amount of $1,370,015.65 shall NOT BE considered current liabilities.

                  4. Section 4(a) of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  (a) maintain on a consolidated basis with Debtor's direct and indirect subsidiaries, Working Capital of not less than $6,500,000.00 from June 30, 1998 through December 31, 1998, and not less than $7,500,000.00 thereafter.

                  5. Section 4(b) of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  (b) maintain on a basis consolidated with Debtor's direct and indirect subsidiaries, a minimum Net Worth of not less than negative twelve million and no/100 dollars ($12,000,000.00);

                  6. Except as specifically amended herein, the Agreement remains in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                   THE CIT GROUP EQUIPMENT/FINANCING, INC.

                                   By:     Anthony Joseph
                                       ------------------------------------

                                   Title:  Vice President
                                         ----------------------------------



                                   LEXINGTON PRECISION CORPORATION

                                   By: Dennis J. Welhouse
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                                       Dennis J. Welhouse, Senior Vice President